Exhibit 10.27

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

AMENDED AND RESTATED

NETSPEND HOLDINGS, INC.

2004 STOCK OPTION AND RESTRICTED STOCK PLAN

1.             General.  Pursuant to the Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan (the “Plan”), Restricted Stock shall be issued to [                      ] (the “Participant”), effective as of April 20, 2010 (the “Grant Date”) as hereinafter provided subject to certain restrictions thereon.  The Restricted Stock shall be issued to the Participant upon acceptance hereof by the Participant of the conditions of this Restricted Stock Agreement.  Capitalized terms used in this Restricted Stock Agreement and not defined herein shall have the meanings ascribed to them in the Plan.  This Restricted Stock Agreement and the Restricted Stock to which it relates are subject to the terms and conditions of the Plan, a copy of which is attached hereto.  If there is any conflict between the terms and conditions of the Plan and this Restricted Stock Agreement, the terms and conditions of Plan, as interpreted by the Committee, shall govern.

2.             Number of Shares of Restricted Stock.  This Restricted Stock Agreement shall represent the grant of [              ] shares of Common Stock (the “Restricted Stock”).

3.             Vesting of Restricted Stock.  The Restricted Stock shall become vested as follows:  The Restricted Stock shall become vested upon the earliest to occur of: (i) February 24, 2013; (ii) the Participant’s Termination of Service by the Company without Cause (but excluding a termination due to Disability), provided that vesting will be pro-rated based on the number of days from February 24, 2010 through the date of the Termination of Service and the total 1,095-day vesting schedule (e.g., if the Termination of Services occurs on the first anniversary of the Grant Date, one-third (1/3 of the shares of Restricted Stock will be vested); (iii) the date that is six months following an Initial Public Offering; and (iv) a Change in Control; subject, in each case, to the Participant’s continued service with the Company or an Affiliate through the applicable vesting date or event.

4.             Participants’ Representations and Warranties.  The Participant shall complete the Investment Representation Statement attached hereto as Exhibit A, which is a condition to the Participant’s receipt of this Award of Restricted Stock.

5.             Transferability; Certificates.

(a)           Prior to an Initial Public Offering, no Restricted Stock, may be transferred or disposed of in any way by the Participant, except by will or by the laws of descent and distribution or pursuant to this Restricted Stock Agreement.  References to “Participant” shall include persons who acquire any interest in Restricted Stock under Section 7 of this Restricted Stock Agreement.

(b)           A certificate evidencing the Restricted Stock shall be issued by the Company in Participant’s name pursuant to which the Participant shall have voting and dividend rights unless and until the shares of Restricted Stock are canceled or forfeited pursuant to the provisions of this Restricted Stock Agreement.  Notwithstanding the foregoing, dividends issued with respect to unvested shares of Restricted Stock shall be held in a suspense account until the underlying shares vest, and shall be forfeited upon the earliest of a Change in Control, the date that is six months from an Initial Public Offering or the date the Participant’s Termination of Service if the underlying shares of Restricted Stock have not vested as of such date.  The certificate shall bear a legend, substantially in the following form, evidencing the nature of the Restricted Stock, and the Company may cause the certificate to be delivered upon issuance to the Board or such other depository as may be designated by the Company as a depository for safekeeping until the cancellation or forfeiture occurs or the vesting period ends pursuant to the terms of the Plan and this Restricted Stock Agreement.

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE ACT AND APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AGREEMENT BETWEEN THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS AND AN AWARD AGREEMENT BETWEEN THE ISSUER AND A PARTICIPANT IN THE ISSUER’S AMENDED AND RESTATED 2004 STOCK OPTION AND RESTRICTED STOCK PLAN.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN

FULFILLED.  SUCH AGREEMENTS MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

(c)           Upon request of the Committee or its delegate, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock with respect to which the vesting period has not expired.  Notwithstanding any other provisions of this Restricted Stock Agreement, the issuance or delivery of any Restricted Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Restricted Stock.  The Company shall not be obligated to issue or deliver any Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

(d)           IPO Lock-Up and Company Repurchase Rights.  For the avoidance of doubt, Sections 9(e) of the Plan (Company Repurchase Right) and Section 12 of the Plan (IPO Lock-Up) apply to the shares of Restricted Stock.

(e)           Prohibited Transfers.  Notwithstanding any provisions in this Restricted Stock Agreement to the contrary, all shares of Restricted Stock shall be subject to the transfer restrictions set forth in Section 9(f) of the Plan.  If any purported Transfer is made or attempted contrary to the provisions of this Restricted Stock Agreement, such purported Transfer shall be void ab initio; the Company, and its stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Restricted Stock Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose.  For the avoidance of doubt, the Participant shall not Transfer any shares of Restricted Stock that have not vested pursuant to Section 3 hereof.

6.             Mandatory Participation in Sale of the Company.

(a)           Sale of the Company and/or Its Subsidiaries.

(i)            Conditions.  So long as Oak continues to hold at least a majority of the Common Stock held by it on the effective date of the Plan, if Oak determines to pursue the sale of the business of the Company and/or its Subsidiaries to a third party that is not (i) an Affiliate of Oak or (ii) a Person in which Oak or an Affiliate of Oak holds a direct or indirect equity interest (other than a ownership interest of less than 5% of the outstanding capital stock of a public company) or any other material interest (as a creditor or otherwise) (a “Third Party Purchaser”) in a bona fide arms’ length transaction (whether by way of a merger, consolidation, sale of all or substantially all of its assets, sale of outstanding capital stock or otherwise) (an “Approved Sale”), then, subject to the provisions of subsection (b) of this Section 6:

(A)          the Participant shall, subject to the conditions set forth in subsection (c), consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale,

(B)           if the Approved Sale is structured as a sale of stock, the Participant will agree to sell and will be permitted to sell all of the shares of Restricted Stock (other than those unvested shares of Restricted Stock that are forfeited in connection with the Approved Sale) upon on the terms and conditions approved by Oak, and

(C)           if the Approved Sale includes the sale, contribution, exchange, redemption, cancellation or other disposition of Common Stock, the Participant will sell, contribute, exchange, redeem, cancel or otherwise dispose of the Restricted Stock on the terms and conditions approved by the Oak.

The Participant will take all reasonably necessary and desirable actions to consummate such Approved Sale, including, without limitation, the execution of all agreements and other instruments and such other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in subsection (b) below.

(b)           Approved Sale Obligations.  The obligations of the Participant with respect to an Approved Sale are subject to the satisfaction of the conditions that:

(i)            the proceeds of the Approved Sale are applied in accordance with the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale;

(ii)           each holder of shares of capital stock of the Company shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Approved Sale and no holder of any shares of capital stock of the Company shall receive any consideration of any kind from the purchaser or any of its Affiliates other than such proportionate consideration (except in respect of such holder’s employment with the Company and other matters personal to such holder);

(iii)          upon the consummation of the Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of each such class of Common Stock;

(iv)          if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all holders of the same class or series of stock will be given the same option;

(v)           the Participant shall not be required to make any representations or warranties other than representations and warranties about the Company and its business, operations, liabilities and the like that are required by all Stockholders, in which case, the indemnification obligations of the Participant with respect to any such representations and warranties provided for in this clause (v) shall be limited to the Participant’s pro rata portion thereof (based upon the share ownership of all Stockholders).

(c)           Definitions.

(i)            “Initial Public Offering” means the first firm commitment underwritten public offering for shares of Common Stock pursuant to an effective registration statement under the Securities Act with aggregate gross proceeds of at least $25,000,000.

(ii)           “Oak” means Oak Investment Partners X, Limited Partnership and/or Oak X Affiliates Fund, L.P.

(iii)          “Permitted Transfer” shall mean any Transfer permitted under this Agreement or the Plan.

(iv)          “Permitted Transferee” shall mean any Transferee of a Participant permitted under this Agreement or the Plan.

(v)           “Stockholder” and “Stockholders” shall have the meaning set forth in the Preamble.

(vi)          “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal of all or any portion of a Security or of any rights thereunder.  “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

7.             Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, addressed as follows:

if to the Participant, to the address set forth on the signature page hereto; and

if to the Company, to:

NetSpend Holdings, Inc.

c/o NetSpend Corporation

Austin Centre

701 Brazos Street, 12th Floor

Austin, TX  78701

Attention:  Chief Financial Officer

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (x) when delivered, if personally delivered, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

8.             No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

9.             Participant Undertaking.  The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

10.           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participant and the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of shares of Restricted Stock); provided, however, that the rights and obligations of the Participant under this Agreement shall not be assignable except in connection with a Permitted Transfer of shares of Restricted Stock hereunder (so long as the transferee agrees in writing in advance to become bound by the terms and conditions hereof).

11.           Modification of Rights.  The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

12.           Governing Law.

(a)           This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for himself or herself and his or her property, to the nonexclusive jurisdiction of any Delaware State court or any federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he or she may legally and effectively do so, any objection that he or she may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in the State of Delaware.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.           Entire Agreement.  This Agreement, the Plan and the Investment Representation Statement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

15.           Withholding.  The Participant shall pay to the Company, or make arrangements satisfactory to the Company, regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock upon vesting. Certificates shall not be delivered to the Participant, and the Restricted Stock shall be forfeited, unless the Participant has made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.  The Participant may, subject to the Committee’s prior approval, authorize the Company to withhold a portion of the shares of Restricted Stock that would otherwise be issued to the Participant upon the lapse of the applicable vesting restrictions to satisfy such withholding obligations (up to the minimum statutorily required withholding obligations).

16.           83(b) Election.  The Participant shall deliver to the Company a copy of any election filed by the Participant with the Internal Revenue Service under Section 83(b) of the Code within 30 days of the Grant Date.

17.           WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the Grant Date.

NETSPEND HOLDINGS, INC.

By:
Title:

PARTICIPANT

Name:
Address:

State of Residence:

One of the following two must be fully executed.

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he or she has read this agreement and agrees to be bound thereby to the extent that the Participant has executed such document.

Name:

Declaration of Unmarried Status

I,                                   , hereby declare that I am not married as of the date hereof.

Name:

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:

COMPANY	:	NetSpend Holdings, Inc.

SECURITY	:	Class A Common Stock

AMOUNT	:

DATE	:

In connection with the acquisition of the above-listed Securities, the undersigned Participant represents to the Company the following:

The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act.

The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein.  In this connection, the Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.  The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Participant further acknowledges and understands that the Company is under no obligation to register the Securities.  The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and other legends required under the applicable state or federal securities laws.

The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

In the event that the Company does not become subject to the requirements of Section 13 or 15(d) of the Exchange Act, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate only, the satisfaction of the following conditions: (1) the resale being made through a broker in an unsolicited “broker’s transaction,” in transactions directly with a market maker (as said term is defined under the Exchange Act) or in “riskless principal transactions” (as said term is defined in the Note to Rule 144(f)(1)); (2) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e); (3) the availability of certain public information about the Company; and (4) the timely filing of a Form 144, if applicable.

In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then ninety (90) days thereafter (or such longer period as any market stand-off agreement may require), Securities exempt under Rule 701 may be resold by non-affiliates in reliance on Rule 144, without compliance with any of the conditions set forth in Rule 144, and Securities exempt under Rule 701 may be resold by affiliates in reliance on Rule 144, subject to the satisfaction of the conditions set forth in the clauses (1) through (4) immediately above and without compliance with any specified holding period requirement.

The Participant further understands that in the event all of the applicable requirements of Rule 701 or Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that a person proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

The Participant further represents and warrants that it comes within the category or categories marked below, and that for any category marked, it can truthfully set forth the factual basis or reason the investor comes within that category.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

☐            (a)           The Participant is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds US$1,000,000.

Explanation:  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the appraised fair market value of such property less debt secured by such property.

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☐            (b)           The Participant is an individual (not a partnership, corporation, etc.) who had an income in excess of US$200,000 in each of the two most recent years, or joint income with his or her spouse in excess of US$300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

☐            (c)           The Participant is a director or executive officer of the Company.

☐            (d)           The Participant is a non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, partnership or limited liability company, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of US$5,000,000.  If so, please describe entity:

☐            (e)           The Participant is a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

☐            (f)            The Participant is a revocable grantor trust in which each of the grantors is an individual who (i) has a net worth, either alone or with his or her spouse, of more than $1,000,000 or (ii) had income in excess of $200,000 during each of the previous two years and reasonably expects to have income in excess of $200,000 during the current year, or joint income with his or her spouse in excess of $300,000 during each of the previous two years and reasonably expects to have joint income in excess of $300,000 during the current year.

☐            (g)           The Participant is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories.  If so, please describe entity:  (If relying upon this category alone, each equity owner must complete a separate copy of this questionnaire.)

☐            (h)           The Participant is not within any of the categories above and is therefore a non-accredited investor.

Signature of Participant:

Date: ,

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